Exhibit C

Joint Filing Statement

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Rhythm Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Date: October 24, 2017

MPM BIOVENTURES V GP LLC

By:	MPM BioVentures V LLC,
its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES V LLC

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES V, L.P.

By:	MPM BioVentures V GP LLC, its General Partner
By:	MPM BioVentures V LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC

By:	MPM BioVentures V LLC
Its: Manager

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

By:	/s/ Todd Foley
Name:	Todd Foley

By:	/s/ Luke Evnin
Name:	Luke Evnin

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke